SCHEDULE  14A  INFORMATION

PROXY  STATEMENT  PURSUANT  TO  SECTION  14(A)  OF  THE  SECURITIES
EXCHANGE  ACT  OF  1934

Filed  by  the  Registrant  [X]
Filed  by  a  Party  other  than  the  Registrant  [  ]
Check  the  appropriate  box:
[  ]  Preliminary  Proxy  Statement
[  ]  Confidential,  for  Use  of  the  Commission  Only (as permitted by Rule
      14a-6(e)(2))
[X]   Definitive  Proxy  Statement
[  ]  Definitive  Additional  Materials
[  ]  Soliciting  Material  Pursuant  to Sec. 240.14a-11(c) or Sec. 240.14a-12

Bioanalytical Systems, Inc.
-------------------------------------------------------
(Name  of  Registrant  as  Specified  In  Its  Charter)

----------------------------------------------------------------------------
Name  of  Person(s)  Filing  Proxy  Statement if  other than the Registrant)

Payment  of  Filing  Fee  (Check  the  appropriate  box):
[X]  No  fee  required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and 0-11.
     1.  Title  of  each  class  of  securities  to  which  transaction applies:
     2.  Aggregate  number  of  securities  to  which  transaction  applies:
     3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
     4.  Proposed  maximum  aggregate  value  of  transaction:
     5.  Total  fee  paid:
[  ] Fee  paid  previously  with  preliminary  materials.

[  ] Check  box  if any part of the  fee is offset  as  provided by Exchange Act
     Rule 0-11(a)(2) and  identify the  filing for which the  offsetting fee was
     paid  previously.   Identify  the previous filing by registration statement
     number, or the  Form  or  Schedule  and  the  date  of  its  filing.
     1.  Amount  Previously  Paid:
     2.  Form,  Schedule  or  Registration  Statement  No.:
     3.  Filing  Party:
     4.  Date  Filed:

Shareholders of Bioanalytical Systems, Inc.:

     You are invited to attend the Annual Meeting of Shareholders of Bioanalytical Systems, Inc. ("BAS") to be held Thursday, February 15, 2001, at 10:00 a.m. Eastern Standard Time at BAS headquarters, 2701 Kent Avenue, West Lafayette, Indiana USA.

     At the meeting, shareholders will vote on the election of seven persons to the Board of Directors and the ratification of the selection of Ernst & Young LLP as independent auditors for the current year. Details can be found in the accompanying Notice and Proxy Statement.

     We hope that you are able to personally attend the Annual Meeting, and we look forward to meeting with you. Whether or not you currently plan to attend, please complete, date and return the proxy card in the enclosed envelope. The vote of each shareholder is very important. You may revoke your proxy at any time before it is voted by giving written notice to the Secretary of the Company or by filing a properly executed proxy bearing a later date.

     On behalf of the Board of Directors and management of Bioanalytical Systems, Inc., I extend our appreciation for your continued support.

                                 Sincerely,

                                 Bioanalytical Systems, Inc.

                                 /s/ Pete Kissinger

                                 Peter T. Kissinger, Ph.D.
                                 Chairman, President and Chief Executive Officer

                          BIOANALYTICAL SYSTEMS, INC.
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD FEBRUARY 15, 2001


To the Shareholders of Bioanalytical Systems, Inc.:

     The Annual Meeting of Shareholders of Bioanalytical Systems, Inc. (the "Company") will be held at the principal executive offices of the Company, 2701 Kent Avenue, West Lafayette, Indiana 47906 on Thursday, February 15, 2001 at 10:00 a.m. (EST) for the following purposes:

     o    To elect directors of the Company to serve for a one-year term;

     o To ratify the selection by the Board of Directors of Ernst & Young LLP as independent auditors for the Company for the fiscal year ending September 30, 2001; and

     o To transact such other business as may properly come before the meeting.

     Holders of common shares of record at the close of business on December 29, 2000 are entitled to notice of and to vote at the Annual Meeting.

                                        By Order of the Board of Directors,

                                        /s/ Candice Kissinger

                                        Candice B. Kissinger
                                        Secretary

January 12, 2001
West Lafayette, Indiana


YOUR VOTE IS IMPORTANT. IF YOU DO NOT EXPECT TO ATTEND THE ANNUAL MEETING, OR IF YOU DO PLAN TO ATTEND BUT WISH TO VOTE BY PROXY, PLEASE DATE, SIGN AND PROMPTLY MAIL THE ENCLOSED PROXY. A RETURN ENVELOPE IS PROVIDED FOR THIS PURPOSE.

                          BIOANALYTICAL SYSTEMS, INC.
                                PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD FEBRUARY 15, 2001

GENERAL INFORMATION

This proxy statement is furnished in connection with the solicitation by the Board of Directors of Bioanalytical Systems, Inc. (the "Company") of proxies to be voted at the Annual Meeting of Shareholders to be held at 10:00 a.m. (EST) on Thursday, February 15, 2001, and at any adjournment thereof. The meeting will be held at the principal executive offices of the Company, 2701 Kent Avenue, West Lafayette, Indiana, 47906. This proxy statement and the accompanying form of proxy were first mailed to shareholders on or about January 15, 2001.

A shareholder signing and returning the enclosed proxy may revoke it at any time before it is exercised by written notice to the Secretary of the Company. The signing of a proxy does not preclude a shareholder from attending the meeting in person. All proxies returned prior to the meeting will be voted in accordance with the instructions contained therein. Any proxy not specifying to the contrary will be voted (1) FOR the election of the nominees for director named below, and (2) FOR the proposal to ratify the selection of Ernst & Young LLP as independent auditors for the Company for the fiscal year ending September 30, 2001. Abstentions and broker non-votes are not counted for purposes of determining whether a proposal has been approved and will be counted for purposes of determining whether a quorum is present.

As of the close of business on December 29, 2000, the record date for the Annual Meeting, there were outstanding and entitled to vote 4,563,397 common shares of the Company. Each outstanding common share is entitled to one vote. The Company has no other voting securities. Shareholders do not have cumulative voting rights.

A quorum will be present if a majority of the common shares are present, in person or by proxy, at the meeting. The nominees for director will be elected by a plurality of the votes cast, assuming a quorum is present. All other matters, including the approval of the independent auditors, will be approved by a majority of the votes cast.

A copy of the Annual Report of the Company, including financial statements and a description of operations for the fiscal year ended September 30, 2000, has preceded or accompanies this proxy statement. The financial statements contained in that report are not incorporated by reference herein. The solicitation of proxies is being made by the Company, and all expenses in connection with the solicitation of proxies will be borne by the Company. The Company expects to solicit proxies primarily by mail, but directors, officers and regular employees of the Company may also solicit in person or by telephone.

Shareholder proposals to be considered for presentation to the 2001 Annual Meeting of Shareholders must be submitted in writing and received by the Company on or before August 1, 2001. Shareholder proposals to be considered for presentation inclusion in the proxy statement to the 2001 Annual Meeting of Shareholders must be submitted in writing and received by the Company on or before September 15, 2001.

The mailing address of the principal offices of the Company is 2701 Kent Avenue, West Lafayette, Indiana 47906.

BENEFICIAL OWNERSHIP OF COMMON SHARES

The following table sets forth certain data with respect to those persons known by the Company to be the beneficial owners of five percent or more of the outstanding common shares of the Company as of December 31, 2000, and also sets forth such data with respect to each director of the Company, each officer listed in the Executive Compensation table, and all directors and executive officers of the Company as a group. Except as otherwise indicated in the notes to the table, each beneficial owner possesses sole voting and investment power with respect to the common shares indicated.

                                                  SHARES BENEFICIALLY OWNED(1)

NAME                                              NUMBER             PERCENT
----                                              ------             -------
Primus Capital Fund II, L.P.
1375 East Ninth Street
Suite 2700
Cleveland, Ohio 44114.............................470,255               10.3%

Middlewest Ventures II, L.P.
201 North Illinois Street
Suite 300
Indianapolis, Indiana 46204.......................246,152                5.4%

Peter T. Kissinger(2)...........................1,282,055               28.1%

Ronald E. Shoup(3).................................96,717                2.1%

Candice B. Kissinger(4).........................1,282,055               28.1%

William E. Baitinger(5)...........................142,599                3.1%

Michael K. Campbell(6).............................32,586                0.7%

John A. Kraeutler(6)..................................500                ---

W. Leigh Thompson(6)..................................500                ---

All executive officers and directors
  as a group....................................1,775,464               38.7%

-------------------

(1) Unless otherwise noted, all addresses are in care of the Company at 2701 Kent Avenue, West Lafayette, Indiana 47906.

(2) Includes (i) 252,559 common shares beneficially owned by Candice B. Kissinger, the wife of Dr. Kissinger, (ii) 595,904 common shares owned jointly by Dr. and Mrs. Kissinger and (iii) the right for Candice B. Kissinger to acquire 250 common shares pursuant to vested options.

(3) Includes (i) 75,458 common shares owned jointly by Dr. Shoup and his wife and (ii) the right to acquire 20,807 common shares pursuant to vested options.

(4) Includes (i) 433,542 common shares beneficially owned by Peter T. Kissinger, (ii) 595,904 common shares owned jointly by Dr. and Mrs. Kissinger and (iii) the right for Candice B. Kissinger to acquire 250 common shares pursuant to vested options.

(5) Includes 53,089 common shares owned jointly by Mr. Baitinger and his wife and (ii) the right to acquire 500 common shares pursuant to vested options.

(6)  Includes the right to acquire 500 common shares pursuant to vested options.


1. ELECTION OF DIRECTORS

NOMINEES

The Bylaws of the Company provide for no fewer than seven and no greater than nine directors, each of whom is elected for a one-year term. The terms of all incumbent directors will expire at the Annual Meeting. The Board of Directors has nominated all of the current directors for re-election at the Annual Meeting. The directors nominated for re-election are: Peter T. Kissinger, Ronald
E. Shoup, Candice B. Kissinger,  William E. Baitinger, Michael K. Campbell, John
A. Kraeutler and W. Leigh Thompson (collectively, the "Nominated Directors").

Unless authority to vote for the Nominated Directors is withheld, the accompanying proxy will be voted FOR the election of the Nominated Directors. However, the persons designated as proxies reserve the right to cast votes for another person designated by the Board of Directors in the event any Nominated Director will be unable or unwilling to serve. Proxies will not be voted for more than seven nominees. Those nominees receiving at least a plurality of the votes eligible to be cast will be elected to the Board of Directors.

The directors of the Company as of December 31, 2000 are as follows:

                                                              SERVED AS         TERM
NAME                       AGE     POSITION                 DIRECTOR SINCE      ENDS
----                       ---     --------                 --------------      ----
Peter T. Kissinger, Ph.D.  56     Chairman of the Board;          1974          2001
                                  President; Chief Executive
                                  Officer

Ronald E. Shoup, Ph.D.     49     President, BAS Analytics;
                                  Director                        1991          2001

Candice B. Kissinger       49     Sr. Vice President,
                                  Marketing; Secretary;
                                  Director                        1978          2001

William E. Baitinger       67     Director                        1979          2001

Michael K. Campbell        49     Director                        1991          2001

John A. Kraeutler          52     Director                        1997          2001

W. Leigh Thompson, Ph.D.   62     Director                        1997          2001


BUSINESS EXPERIENCE OF NOMINEES

PETER T. KISSINGER, PH.D. founded the Company in 1974 and has served as its Chairman, President and Chief Executive Officer since 1974. He is also a part-time Professor of Chemistry at Purdue University where he has been teaching since 1975. Dr. Kissinger has a Bachelor of Science degree in Analytical Chemistry from Union College and a Doctorate in Analytical Chemistry from the University of North Carolina.

RONALD E. SHOUP, PH.D. has been President of the Company's services unit, BAS Analytics, since 1990. He has been instrumental in developing many of the Company's chromatographic applications. Dr. Shoup has a Bachelor of Science degree in Chemistry and Mathematics and a Ph.D. in Analytical Chemistry from Purdue University.

CANDICE B. KISSINGER has been Senior Vice President, Marketing since January 2000. She served as Vice President, International Sales and Marketing since July 1981. Mrs. Kissinger has a Bachelor of Science degree in Microbiology from Ohio Wesleyan University and a Master of Science degree in Food Science from the University of Massachusetts. Mrs. Kissinger is the wife of Dr. Peter T. Kissinger.

WILLIAM E. BALTINGER has served as a director of the Company since 1979. Mr. Baitinger has been Director of Technology Transfer at Purdue University since 1988, responsible for all aspects of the program. Mr. Baitinger has a Bachelor of Science degree in Chemistry and Physics from Marietta College and a Master of Science degree in Chemistry from Purdue University.

MICHAEL K. CAMPBELL has served as a director of the Company since 1991. Mr. Campbell has been the President and Chief Executive Officer of Powerway, Inc., a software company, since January 1993. From January 1992 until January 1993, he was Chief Financial Officer of Hurco Companies, Inc. and president of Hurco Manufacturing, its largest division. He has a Bachelor of Science degree in accounting from the University of Southern Indiana.

JOHN A. KRAEUTLER has served as a director of the Company since January 1997. Mr. Kraeutler has been President and Chief Operating Officer of Meridian Diagnostics, Inc. since August 1992 and is also a director. Prior to that time, Mr. Kraeutler was Executive Vice President and Chief Operating Officer of Meridian Diagnostics, Inc. Mr. Kraeutler has a Bachelor of Science degree in Biology from Fairleigh Dickinson University as well as a Master of Science degree in Biology and a Master of Business Administration from Seton Hall University.

W. LEIGH THOMPSON, PH.D., M.D., has served as a director of the Company since January 1997. Since 1995, Dr. Thompson has been Chief Executive Officer of Profound Quality Resources, Inc., a scientific consulting firm. Prior to 1995, Dr. Thompson held various positions at Lilly Research Laboratories. Dr. Thompson has a Bachelor of Science degree in Biology from the College of Charleston, a Master of Science and a Doctorate in Pharmacology from the Medical University of South Carolina and a Medical Doctor degree from The Johns Hopkins University. Dr. Thompson is also a director of Chrysalis International Corporation, Corvas International, Inc., GeneMedicine, Inc., La Jolla Pharmaceutical Company, Medarex, Inc., Ophidian Pharmaceuticals, Inc. and Orphan Medical, Inc.

SCIENTIFIC ADVISORY BOARD

In 1985, the Company established a Scientific Advisory Board to assist the Company in its research and development activities. The Scientific Advisory Board is comprised of distinguished scientists from outside the Company who have significant accomplishments in areas of science and technology that are important to the Company's future. The Scientific Advisory Board interacts with the Company's scientific and management staff.

Each of the Scientific Advisory Board members is employed outside the Company and may have commitments to, or consulting or advisory contracts with, other entities that may conflict or compete with his or her obligations with the Company. Generally, members of the Scientific Advisory Board are not expected to devote a substantial portion of their time to Company matters.

Members of the Scientific Advisory Board do not receive any compensation in connection with attending meetings of the Scientific Advisory Board. They do, however, from time to time, receive compensation in connection with consulting services they render to the Company. In fiscal 2000, Dr. Thompson received $4,600 for consulting service rendered to the Company, and no other member of the Scientific Advisory Board received fees for consulting services.

FAMILY RELATIONSHIPS

Peter T. Kissinger and Candice B. Kissinger are husband and wife. There is no other family relationship among the directors and executive officers of the Company.

COMPENSATION OF DIRECTORS

Directors who are not employees of the Company receive $1,100 for each Board meeting attended, plus out-of-pocket expenses incurred in connection with attendance at such meetings. Directors of the Company or an affiliate of the Company who are not employed by the Company or any affiliate may also participate in the Company's 1997 Outside Director Stock Option Plan, as may be determined from time to time by the Compensation Committee. However, no options were issued pursuant to the plan in fiscal 2000. Dr. Thompson received an additional $4,600 as compensation for the services he rendered as a consultant to the Company. Directors who are employees of the Company do not receive any additional compensation for their services as directors.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

The Board of Directors has established a Compensation and Incentive Stock Option Committee, an Audit Committee and an Executive Committee. The Compensation and Incentive Stock Option Committee of the Board of Directors (the "Compensation Committee") is comprised of Peter T. Kissinger and John A. Kraeutler. The responsibilities of the Compensation Committee include making recommendations to the Board of Directors with respect to: compensation arrangements for the executive officers of the Company; policies relating to salaries and job descriptions; insurance programs; and benefit programs of the Company, including its retirement plans. The Compensation Committee administers the 1990 and 1997 Employee Incentive Stock Option Plans. The Compensation Committee met one time during fiscal 2000.

The Audit Committee of the Board of Directors is comprised of William E. Baitinger, Michael K. Campbell and John A. Kraeutler. The Audit Committee reviews with the auditors the scope of the audit work performed, audit practices, any questions arising in the course of the audit work and inquiries as to other pertinent matters such as internal accounting controls, financial reporting, security and personnel staffing. The Board of Directors has adopted a charter which is attached as Appendix A. The committee met twice during fiscal 2000.

The Executive Committee is comprised of Messrs. Kissinger, Shoup, Baitinger, Kraeutler and Thompson. The Executive Committee may exercise all of the authority of the Board of Directors, subject to certain limitations with respect to payment of dividends, filling of vacancies on the Board, amendment of the Articles of Incorporation or Bylaws, and issuance of shares.

The Board of Directors has no nominating committee. The Board of Directors will consider for nomination as directors persons recommended by shareholders. Such recommendations must be in writing and delivered to the Secretary, Bioanalytical Systems, Inc., 2701 Kent Avenue, West Lafayette, Indiana 47906.

The Board of Directors met four times during fiscal 2000. No director attended fewer than 75% of the meetings of the Board of Directors and meetings of any committee of the Board of Directors of which he or she was a member.

EXECUTIVE COMPENSATION

The following table sets forth information with respect to the aggregate compensation paid during each of the last three years to the Company's President and Chief Executive Officer and each of the other executive officers of the Company whose total compensation exceeded $100,000 during fiscal 2000 (the "Named Executive Officers").

                                                                             ALL OTHER
                                      FISCAL YEAR     SALARY     BONUS    COMPENSATION
                                      -----------     ------     -----    ------------
Peter T. Kissinger, Ph.D                 2000        $ 85,000    $---     $  25,965(1)
Chairman of the Board; President         1999        $ 85,000    $---     $  25,558(1)
and Chief Executive Officer              1998        $ 85,000    $---     $  26,893(1)

Ronald E. Shoup, Ph.D                    2000        $107,000    $---     $   6,407(2)
President, BAS Analytics; Director       1999        $ 99,996    $---     $   5,800(2)
                                         1998        $ 92,500    $---     $   6,177(2)

Candice B. Kissinger                     2000        $ 84,450    $---     $  25,922(3)
Sr. Vice President, Marketing;           1999        $ 79,200    $---     $  25,459(3)
Secretary and Director                   1998        $ 74,512    $---     $  25,187(3)

-------------------

(1) Includes $20,865 of premiums paid on a life insurance policy on the lives of Dr. Kissinger and Mrs. Kissinger, the beneficiary of which is a trust established for their benefit, and contributions to the Company's 401(k) plan on Dr. Kissinger's behalf.

(2) Represents contributions to the Company's 401(k) plan on Dr. Shoup's behalf.

(3) Includes $20,865 of premiums paid on a life insurance policy on the lives of Mrs. Kissinger and Dr. Kissinger, the beneficiary of which is a trust established for their benefit, and contributions to the Company's 401(k) plan on Mrs. Kissinger's behalf.

OPTIONS

A total of 95,000 common shares have been reserved for issuance under the Company's 1997 Employee Incentive Stock Option Plan ("Employee Plan") and a total of 5,000 common shares have been reserved for issuance under the Company's 1997 Outside Director Stock Option Plan ("Director Plan"). Options to purchase an aggregate of 5,000 common shares were granted during fiscal 2000 and remain outstanding at December 31, 2000 at an exercise price of $2.88. Options to purchase an aggregate of 55,000 common shares were granted pursuant to the Employee Plan during fiscal 1999, and 49,000 remain outstanding at December 31, 2000 at an exercise price of $4.25. Options to purchase an aggregate of 31,500 common shares pursuant to the Employee Plan and 4,000 common shares pursuant to the Director Plan were granted during fiscal 1998, and 30,000 and 4,000, respectively, remain outstanding at December 31, 2000 at an exercise price of $8.00. Options to purchase a total of 44,483 common shares remain outstanding under the 1990 Employee Incentive Stock Option Plan at a weighted average exercise price of $1.64 per share, and no options to purchase common shares are outstanding under the 1990 Outside Director Stock Option Plan. No further options may be granted under the 1990 Employee Stock Option Plan or the 1990 Outside Director Stock Option Plan. There were no grants of stock options to Named Executive Officers in fiscal 2000.

The following table sets forth certain information concerning exercisable and unexercisable options held by the Named Executive Officers at September 30, 2000.


                    AGGREGATED OPTION EXERCISES IN LAST YEAR AND FISCAL YEAR-END OPTION VALUES

                                                       NUMBER OF SECURITIES UNDERLYING    VALUE OF UNEXERCISED
                                                           UNEXERCISED OPTIONS AT       IN-THE-MONEY OPTIONS AT
                             SHARES                           SEPTEMBER 30, 2000         SEPTEMBER 30, 2000(1)
                            ACQUIRED ON      VALUE            ------------------         ---------------------
                            EXERCISE (#)   REALIZED(#)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
                            ------------   -----------   -----------   -------------   -----------   -------------

Peter T. Kissinger, Ph.D.       ---            ---            ---             ---            ---         ---
Ronald E. Shoup, Ph.D.        1,172        $ 2,376         20,807           4,250       $ 19,456         ---
Candice B. Kissinger           ---           ---              250             750           -            ---

-------------------

(1) Calculated on the basis of $2.688 per share which was the closing price of the common shares as reported on the NASDAQ National Market System on September 29, 2000.

401(K) SAVINGS PLAN

The Company has a defined contribution retirement plan (the "401(k) Plan"), qualified under Sections 401(a) and 401(k) of the Code. All employees of the Company are eligible to enroll in the 401(k) Plan on the first quarter after completing one year of employment with the Company. The 401(k) Plan provides that the Company will contribute 2% of each eligible employee's compensation to the 401(k) Plan. In addition, each participant may contribute from 1% to 18% or none of their annual compensation. The Company may also make discretionary contributions based on a certain percentage of a participant's contributions under the 401(k) Plan, as determined by the Board of Directors. The Board approved a matching contribution of 40% of the first 10% of the participants' contributions beginning October 1, 1999. Contribution expense for the 401(k) Plan was $256,107 for the year ended September 30, 2000.

COMPENSATION COMMITTEE: INTERLOCKS AND INSIDER PARTICIPATION

Peter T. Kissinger and John A. Kraeutler serve on the Compensation Committee. Dr. Kissinger, the President and Chief Executive Officer of the Company, does not participate in decisions regarding his compensation. None of the Company's executive officers serves as a director of, or in any compensation-related capacity for, companies with which members of the Compensation Committee are affiliated.

REPORT OF THE: COMPENSATION AND INCENTIVE STOCK OPTION COMMITTEE

The Compensation and Incentive Stock Option Committee of the Board of Directors (the "Compensation Committee") has responsibility for the Company's executive compensation program. The Compensation Committee is currently comprised of Peter
T. Kissinger and John A. Kraeutler. The following report is submitted by the members of the Compensation Committee.

The Company's executive compensation program is designed to align executive compensation with financial performance, business strategies and Company values and objectives. The Company's compensation philosophy is to ensure that the delivery of compensation, both in the short and long-term, is consistent with the sustained progress, growth and profitability of the Company and acts as an inducement to attract and retain qualified individuals. This program seeks to enhance the profitability of the Company, and thereby enhance shareholder value, by linking the financial interests of the Company's executives with those of its long-term shareholders. Under the guidance of the Company's Compensation Committee of the Board of Directors, the Company has developed and implemented an executive compensation program to achieve these objectives while providing executives with compensation opportunities that are competitive with companies of comparable size in related industries.

The Company's executive compensation program has been designed to implement the objectives described above and is comprised of the following fundamental elements:

     o A base salary that is determined by individual contributions and sustained performance within an established competitive salary range. Pay for performance recognizes the achievement of financial goals, accomplishment of corporate and functional objectives, and performance of individual business units of the Company.

     o Grants of options under the Company's option plans reward executives when shareholder value is created through increase in the market value of the Company's common shares. Stock option grants focus executives on managing the Company from the perspective of an owner with an equity position in the business.

BASE SALARY. The salary, and any periodic increase thereof, of the President and Chief Executive Officer were and are determined by the Board of Directors of the Company based on recommendations made by the Compensation Committee, excluding Dr. Kissinger. The salaries, and any periodic increases thereof, of all other executive officers were and are determined by the Board of Directors based on Committee recommendations.

The Company, in establishing base salaries, levels of incidental and/or supplemental compensation, and incentive compensation programs for its officers and key executives, assesses periodic compensation surveys and published data covering the Company's industry and industry in general. The level of base salary compensation for officers and key executives is determined by both their scope of responsibility and the established salary ranges for officers and key executives of the Company. Periodic increases in base salary are dependent on the executive's proficiency of performance in the individual's position for a given period and on the executive's competency, skill and experience.

Compensation levels for fiscal 2000 for the President and Chief Executive Officer, and for the other executive officers of the Company, reflected the positive performance of the Company in fiscal 1999 as well as the accomplishment of corporate and functional objectives.

OPTION PLANS. Granting of options pursuant to the Company's option plans is intended to align executive interest with the long-term interests of shareholders by linking executive compensation with enhancement of shareholder value. In addition, grants of options motivate executives to improve long-term stock market performance by allowing them to develop and maintain a significant long-term equity ownership position in the Company's common shares.

                                        Respectfully submitted,
                                        Peter T. Kissinger
                                        John A. Kraeutler

AUDIT COMMITTEE REPORT

The Audit Committee reviews Bioanalytical Systems, Inc. financial reporting process on behalf of the Board of Directors. In fulfilling its responsibilities, the Committee has reviewed and discussed the audited financial statements contained in the 2000 Annual Report on SEC Form 10-K with Bioanalytical Systems, Inc.'s management and the independent auditors. Management is responsible for the financial statements and the reporting process, including the system of internal controls. The independent auditors are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States.

The Committee discussed with the independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended. In addition, the Committee has discussed with the independent auditors, the auditors' independence from Bioanalytical Systems, Inc. and its management including the matters in the written disclosures required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in Bioanalytical Systems, Inc.'s Annual Report on SEC Form 10-K for the year ended September 30, 2000, for filing with the Securities and Exchange Commission.

                                        Respectfully submitted,
                                        Michael K. Campbell, Chair
                                        William E. Baitinger
                                        John A. Kraeutler

STOCK PRICE: PERFORMANCE GRAPH

The line graph below compares yearly percentage change in the cumulative total stockholder return on the Company's common shares against the cumulative total return on the Nasdaq Composite Index and a composite index based on a group of ten publicly traded contract research and chemical instrumentation organizations (the "Peer Group Index") for the period commencing November 24, 1997, the date of the Company's initial public offering, and ending September 30, 2000.

The Peer Group Index is comprised of Applied Analytical Industries; Bioreliance Corporation; Clintrials Research, Inc.; Kendle International; New Brunswick Scientific Co., Inc.; Pharmaceutical Product Development, Inc.; Isco, Inc.; Molecular Devices Corporation; OI Corporation; and Premier Research Worldwide, Ltd. Because they were no longer publicly traded at September 30, 2000, CEM Co. and Metrika Systems Co. were replaced with New Brunswick Scientific Co., Inc. and Pharmaceutical Product Development, Inc. The graph is presented as if the two new companies were components of the peer index on November 24, 1997. The comparison of total return on investment (change in year-end stock price plus reinvested dividends) for the applicable period assumes that $100 was invested on November 24, 1997, in each of Bioanalytical Systems, Inc. (at the initial public offering price), the Nasdaq Composite Index and the Peer Group Index.


                     COMPARISON OF CUMULATIVE TOTAL RETURN
                 AMONG BIOANALYTICAL SYSTEMS, INC., THE NASDAQ
                   COMPOSITE INDEX, AND THE PEER GROUP INDEX

                               [GRAPHIC OMITTED]

             11/24/97        9/30/98         9/30/99         9/30/00
             --------        -------         -------         -------
NASDAQ         100           106.73          173.04           231.42

PEER GROUP     100           100.07           87.76           135.76

BASI           100            67.19           38.28            33.59



COMPLIANCE WITH REPORTING REQUIREMENTS OF SECTION 16(A)
OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934 required the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of common shares and other equity securities of the Company. Officers, directors and greater-than-ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file. To the knowledge of the Company, all Section 16(a) filing requirements applicable to the Company's officers, directors and greater-than-ten-percent beneficial owners have been made in a timely manner.

2. RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

Subject to ratification by the shareholders, the Board of Director's has selected Ernst & Young LLP as independent auditors for the Company for the fiscal year ending September 30, 2001. The Company has been advised by such firm that neither it nor any of its associates has any direct or material indirect financial interest in the Company.

Ernst & Young LLP has acted as independent auditors for the Company since 1994. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions concerning the audits of the Company's financial statements.

3. OTHER MATTERS

As of the date of this proxy statement, the Board of Directors of the Company has no knowledge of any matters to be presented for consideration at the Annual Meeting other than those referred to above. If (a) any matters not within the knowledge of the Board of Directors as of the date of this proxy statement should properly come before the meeting; (b) a person not named herein is nominated at the meeting for election as a director because a nominee named herein is unable to serve or for good cause will not serve; (c) any proposals properly omitted from this proxy statement and the form of proxy should come before the meeting; or (d) any matters should arise incident to the conduct of the meeting, then the proxies will be voted in accordance with the recommendations of the Board of Directors of the Company.

                                By Order of the Board of Directors,

                                /s/ Candice Kissinger

                                Candice B. Kissinger
                                Secretary

January 12, 2001

                                                                      Appendix A

AUDIT COMMITTEE CHARTER

ROLE AND INDEPENDENCE

The audit committee of the board of directors assists the board in fulfilling its responsibilities for oversight of the quality and integrity of the accounting, auditing and reporting practices of the corporation and other such duties as directed by the board. The membership of the committee shall consist of at least three directors who are generally knowledgeable in financial management expertise. Each member shall be free of any relationship that, in the opinion of the board, would interfere with his or her individual exercise of independent judgement, and shall meet the director independence requirements for serving on audit committees as set forth in the corporate governance standards of the NASDAQ. The committee is expected to maintain free and open communication (including private executive sessions at least annually) with the independent accountants and the management of the corporation. In discharging this oversight role, the committee is empowered to investigate any matter brought to its attention, with full power to retain outside counsel or other experts for this purpose.

The board of directors shall appoint one member of the audit committee as chairperson. He or she shall be responsible for leadership of the committee, including preparing the agenda, presiding over the meetings, making committee assignments and reporting to the board of directors. The chairperson will also maintain regular liaison with the CEO, CFO and the lead independent audit partner.

RESPONSIBILITIES

The audit committee's primary responsibilities include:

  o Recommending to the board the independent accountant to be selected or retained to audit the financial statements of the corporation. In so doing, the committee will request from the auditor a written affirmation that the auditor is in fact independent, discuss with the auditor any relationships that may impact the auditor's independence, and recommend to the board any actions necessary to oversee the auditor's independence.

  o Overseeing the independent auditor relationship by discussing with the auditor the nature and rigor of the audit process, receiving and reviewing audit reports, and providing the auditor full access to the committee (and the board) to report on any and all appropriate matters.

  o Reviewing the audited financial statements and discussing them with management and the independent auditor. These discussions shall include consideration of the quality of the company's accounting principles as applied in its financial reporting, including review of estimates, reserves and accruals, review of judgmental areas, review of audit adjustments whether or not recorded and such other inquiries as may be appropriate. Based on the review, the committee shall make its recommendation to the board as to the inclusion of the Company's audited financial statements in the company's annual report on Form 10-K.

  o Reviewing with management and the independent auditor the quarterly financial information prior to the Company's filing of Form 10-Q. This review may be performed by the committee or its chairperson.

  o Discussing with management and the external auditors the quality and adequacy of the Company's internal controls.

  o Discussing with management the status of pending litigation, taxation matters and other areas or oversight to the legal and compliance area as may be appropriate.

  o Reporting audit committee activities to the full board and issuing annually a report to be included in the proxy statement (including appropriate oversight conclusions) for submission to the shareholders.